FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT (the "Amendment"), is dated as of February 28, 2008 (but is effective retroactively to December 31, 2007), and is entered into by and between DELPHAX TECHNOLOGIES INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division.

RECITALS

The Borrower and the Lender are parties to a Credit and Security Agreement dated September 10, 2007 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower and the Lender wish to amend the Agreement to accommodate certain treasury management products being offered by the Lender to the Borrower, including the Lender's Loan Manager service and Ready Remit SM service.

The Borrower has requested that certain other amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

"Floating Rate" means an annual interest rate equal to the sum of the Prime Rate plus one percent (1.00%), which interest rate shall change when and as the Prime Rate changes.

"Security Documents" means this Agreement, the Wholesale Lockbox and Collection Account Agreement, the Guaranty and the Guarantor Security Agreement and any other document delivered to the Lender from time to time to secure the Indebtedness.

"CR Unit Sale" means a sale by the Borrower of a unit of its CR model printer, so long as such sale is a bona fide sale to a third party purchaser made pursuant to the Borrower's normal trade terms and constitutes a sale in accordance with GAAP.

"Guaranty" means the Guaranty dated as of the date of the First Amendment hereto given by Delphax Canada in favor of the Lender.

"Guarantor Security Agreement" means the Security Agreement dated as of the date of the First Amendment hereto given by Delphax Canada in favor of the Lender.

"Ledger Balance" means the balance in the Borrower's Operating Account at the end of each Business Day after all debits and credits for that Business Day have been posted.

"Operating Account" means deposit account number 412569214 maintained by the Borrower with the Lender, or any other deposit account which the parties agree shall be the Operating Account.

"Target Ledger Balance" means $100,000, or such other dollar amount which the parties agree shall be the Target Ledger Balance that is to remain in the Operating Account as of the end of each Business Day.

The Lender may (but will not be required to) reject an incoming wire transfer: (i) that does not contain the Wells Fargo Payment Identification Code; (ii) if the Lender believes that the Borrower is not entitled to the wire transfer; (iii) if at the time the Lender received the wire transfer, the Revolving Advance facility has been terminated for any reason by the Lender of by the Borrower, or the Borrower has terminated its use of Ready Remit; or (iv) if at the time the Lender receives the wire transfer, the Lender is not permitted by law to accept wire transfers or other credits sent to the Borrower. The Lender shall undertake reasonable efforts to promptly notify the Borrower of any rejected incoming wire transfer.

If the Lender uses Ready Remit, then payments received by wire transfer directly into the lender's general account shall be applied to Indebtedness advanced on the Revolving Note as provided herein, but the amount of principal paid shall continue to accrue interest through the end of the first Business Day following the Business Day that the payment was applied to the Revolving Note.

      Minimum Net Income. The Borrower will achieve, for each period from the first day of the Borrower's fiscal year containing the following indicated months to the last day of such month, Net Income of not less than the amount set forth opposite such month set forth in the table below (numbers appearing between "(   )" are negative):

Fiscal Year-to-Date Period Ending the Last Day of	Minimum Net Income
October 2007	($1,260,000)
November 2007	($1,860,000)
December 2007	($2,200,000)
January 2008	($2,515,000)
February 2008	($2,890,000)
March 2008	($3,400,000)
April 2008	($3,755,000)
May 2008	($4,075,000)
June, 2008	($4,250,000)
July, 2008	($4,560,000)
August, 2008	($4,910,000)
September, 2008	($5,100,000)

    Minimum CR Unit Sales. The Borrower will achieve, for each period from the first day of the fiscal year containing the following indicated fiscal quarters to the last day of such fiscal quarter, CR Unit Sales of not less than amount set forth opposite such fiscal quarter:

Fiscal Year-to-Date Period Ending the Last Day of	Minimum CR Unit Sales
December 2007	0
March 2008	0
June 2008	3
September 2008	5

    Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $1,250,000 in the aggregate (of which amount not more than $350,000 shall be unfinanced Capital Expenditures) during its fiscal year ending September 30, 2008.
    Availability. The Borrower will not permit the sum of Availability, plus the Canadian Availability and the European Availability (as those terms are defined in the Canadian Credit Agreement), to be less than $2,000,000 at any time.

    (d) the Guaranty.

    The Guarantor Security Agreement and the Guaranty, duly executed by Delphax Canada, together with (a) such lien searches and Canadian personal property security interests registrations sufficient to perfect the security interests granted by the Guarantor Security Agreement and (b) such certificates and other evidence deemed appropriate by Lender to evidence the authorization by Delphax Canada of the execution, delivery and performance of the Guarantor Security Agreement and the Guaranty and (c) such opinions of counsel as may be deemed necessary by the Lender.
    One or more amendments to the Canadian Credit Agreement and other documents related thereto to conform such documents to the amendments set forth in this Agreement.
    If necessary, one or more amendments to the loan documents evidencing the Borrowers and the Canadian Borrower's obligations to Whitebox to conform such documents to the amendments set forth in this Agreement.
    The Acknowledgement and Agreement of Subordinated Creditor, in the form attached hereto, duly executed by Whitebox.
    Payment of the fee described in Paragraph 13.
    Such other matters as the Lender may require.
    The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
    The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
    All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION	DELPHAX TECHNOLOGIES INC.

By /s/ Warren Lindman	By /s/ Gregory S. Furness
Warren Lindman	Gregory S. Furness
Its Vice President	Its CFO

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of Delphax Technologies Inc. (the "Borrower") to Wells Fargo Bank, National Association (the "Lender"), acting through its Wells Fargo Business Credit operating division, pursuant to a Subordination Agreement dated as of September 10, 2007 (the "Subordination Agreement"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under the Subordination Agreement.

WHITEBOX DELPHAX LTD.

By:
Its

EXHIBIT A TO FIRST AMENDMENT
TO CREDIT AND SECURITY AGREEMENT

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To: Wells Fargo Bank, National Association

Date: [___________________, 200____]

Subject: Financial Statements

In accordance with our Credit and Security Agreement dated September 10, 2007 (as amended from time to time, the "Credit Agreement"), attached are the financial statements of Delphax Technologies Inc. (the "Borrower") dated [_________________, 200__ _](the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

A. Preparation and Accuracy of Financial Statements. I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the Reporting Date.

B. Name of Borrower; Merger and Consolidation Related Issues. I certify that:

(Check one)

The Borrower has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

The Borrower has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: 0 was consented to in advance by Lender in writing, and/or 0 is more fully described in the statement of facts attached to this Certificate.

C. Events of Default. I certify that:

(Check one)

I have no knowledge of the occurrence of a Default or an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

I have knowledge of a Default or an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D. Litigation Matters. I certify that:

(Check one)

I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in Schedule 5.7, as more fully described in the statement of facts attached to this Certificate.

E. Financial Covenants. I further certify that:

(Check and complete each of the following)

1. Minimum Net Income. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower's Net Income was [$______ _], which satisfies does not satisfy the requirement that Net Income, for the period from the first day of the fiscal year containing the following indicated months to the last day of such month, be not less than the amount set forth opposite such month set forth in the table below (numbers appearing between "< >" are negative):

Fiscal Year-to-Date Period Ending the Last Day of	Minimum Net Income
October 2007	($1,260,000)
November 2007	($1,860,000)
December 2007	($2,200,000)
January 2008	($2,515,000)
February 2008	($2,890,000)
March 2008	($3,400,000)
April 2008	($3,755,000)
May 2008	($4,075,000)
June, 2008	($4,250,000)
July, 2008	($4,560,000)
August, 2008	($4,910,000)
September, 2008	($5,100,000)

2. Minimum CR Unit Sales. Pursuant to Section 6.2(b) of the Credit Agreement, as of the Reporting Date, the Borrower's CR Unit Sales was [______ _], which satisfies does not satisfy the requirement that Borrower will achieve, achieve, for each period from the first day of the fiscal year containing the following indicated fiscal quarters to the last day of such fiscal quarter, CR Unit Sales of not less than amount set forth opposite such fiscal quarter:

Fiscal Year-to-Date Period Ending the Last Day of	Minimum CR Unit Sales
December 2007	0
March 2008	0
June 2008	3
September 2008	5

3. Capital Expenditures. Pursuant to Section 6.2(g) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the [_fiscal_] year ended [_______________, 200___,_] for Capital Expenditures, [_$___________________] in the aggregate (of which amount ___________ was unfinanced Capital Expenditures), which satisfies does not satisfy the requirement that such expenditures not exceed $1,250,000 (of which amount not more than $350,000 shall be unfinanced Capital Expenditures) during its fiscal year ending September 30, 2008.

4. Salaries. The Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) as of the Reporting Date over the amount paid in the Borrower's previous fiscal year, either individually or for all such persons in the aggregate, other than in accordance with and subject to the conditions and limitations of the written Management Incentive Plan in effect on the date of the Credit Agreement, that has been delivered to Lender and which has not been revised or altered without Lender's prior written consent. As a consequence Borrower is is not in compliance with Section 6.8 of the Credit Agreement.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower's compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

DELPHAX TECHNOLOGIES INC.

By:
Name:
Its Chief Financial Officer